Exhibit 10.1

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT is made as of [                ], 2014 by and between Occidental Petroleum Corporation, a Delaware corporation (“OPC”), and California Resources Corporation, a Delaware corporation (“CRC”).

RECITALS

The board of directors of OPC has determined that it is in the best interests of OPC and its stockholders to create a new publicly traded company that shall operate the CRC Business.

OPC and CRC have entered into a Separation and Separation Agreement dated as of the date hereof (the “Separation Agreement”).

OPC and CRC deem it to be appropriate and in the best interests of OPC and CRC that OPC provide certain Services to CRC and CRC provide certain Services to OPC, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the forgoing and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                   Definitions.  Unless otherwise defined herein, each capitalized term shall have the meaning specified for such term in the Separation Agreement.  As used in this Agreement:

(a)                                 “Additional Services” means the Additional OPC Services (as defined in Section 3.2(a)) or the Additional CRC Services (as defined in Section 3.2(b)), individually, or the Additional OPC Services and the Additional CRC Services, collectively, as the context may indicate.  Any Additional Services provided pursuant to this Agreement shall be deemed to be “Services” under this Agreement.

(b)                                 “Agreement” means this Transition Services Agreement together with those portions of the Separation Agreement referenced herein and all Annexes attached hereto and incorporated herein by this reference and all amendments, modifications and changes hereto and thereto.

(c)                                  “Authorized Representative” means, for each Party, any of the individuals listed on Annex A under the name of such Party.

(d)                                 “Availed Party” has the meaning set forth in Section 9.2(a).

(e)                                  “Fees” for a particular Service shall be as set forth on Annex B or Annex C, as the case may be.

(f)                                   “OPC Services” means the Services generally described on Annex B and any other Service provided by OPC or any of its Subsidiaries pursuant to this Agreement.

(g)                                  “CRC Services” means the Services generally described on Annex C and any other Service provided by CRC or any of its Subsidiaries pursuant to this Agreement.

(h)                                 “Partial Termination” has the meaning set forth in Section 3.3(a).

(i)                                     “Party” means OPC or CRC, as applicable.  “Parties” means OPC and CRC.

(j)                                    “Security Regulations” has the meaning set forth in Section 9.2(a).

(k)                                 “Services” means the OPC Services or the CRC Services, individually, or the OPC Services and the CRC Services, collectively, as the context may indicate.

(l)                                     “Subject Party” has the meaning set forth in Section 3.4(b).

(m)                             “Systems” has the meaning set forth in Section 9.2(a).

Section 1.2                                   Interpretation.  In this Agreement, unless the context clearly indicates otherwise:

(a)                                 words used in the singular include the plural and words used in the plural include the singular;

(b)                                 references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and a reference to such Person’s “Subsidiaries” shall be deemed to mean such Person’s Subsidiaries following the Initial Distribution;

(c)                                  any reference to any gender includes the other gender and the neuter;

(d)                                 the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e)                                  the words “shall” and “will” are used interchangeably and have the same meaning;

(f)                                   the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g)                                  any reference to any Article, Section or Annex means such Article or Section of, or such Annex to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(h)                                 the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(i)                                     any reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(j)                                    any reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(k)                                 relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(l)                                     accounting terms used herein shall have the meanings historically ascribed to them by OPC and its Subsidiaries, including CRC and its Subsidiaries, in its and their internal accounting and financial policies and procedures in effect as of the date of this Agreement;

(m)                             if there is any conflict between the provisions of the Separation Agreement and this Agreement, the provisions of this Agreement shall control with respect to the subject matter hereof; if there is any conflict between the provisions of the main body of this Agreement and the Annexes hereto, the provisions of the main body of this Agreement shall control unless explicitly stated otherwise in such Annex;

(n)                                 the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(o)                                 any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be (and, accordingly, if Services are provided by Subsidiaries of OPC, references to “OPC” shall be deemed to be references to such Subsidiaries which provide the Services under this Agreement; if Services are provided by Subsidiaries of CRC, references to “CRC” shall be deemed to be references to such Subsidiaries which provide the Services under this Agreement);

(p)                                 unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the United States; and

(q)                                 the language of this Agreement shall be deemed to be the language the Parties hereto have chosen to express their mutual intent, and no rule of strict construction shall be applied against either Party.

ARTICLE II
TERM

Section 2.1                                   Term.  The term of this Agreement shall commence on the Distribution Date and end on the second anniversary of the Distribution Date (the “Term”).

ARTICLE III
PERFORMANCE OF SERVICES

Section 3.1                                   General.

(a)                                 During the Term, and subject to the terms and conditions of this Agreement, OPC will use commercially reasonable efforts to provide, or cause to be provided, the OPC Services to CRC and its Subsidiaries.  Unless specifically provided to the contrary on Annex B, all OPC Services provided pursuant to this Agreement shall be performed or provided, as applicable: (i) with the use of reasonable care; (ii) consistent with this Agreement and in substantially the same manner (including as to level, quality and timeliness) as such Services have been provided to the CRC Business by OPC and its Subsidiaries on or prior to the Distribution Date; (iii) in material compliance with applicable laws, rules and regulations; and (iv) with substantially the same priority under comparable circumstances as it provides such services to itself and its Subsidiaries.

(b)                                 During the Term, and subject to the terms and conditions of this Agreement, CRC will use commercially reasonable efforts to provide, or cause to be provided, the CRC Services to OPC and its Subsidiaries.  Unless specifically provided to the contrary on Annex C, all CRC Services provided pursuant to this Agreement shall be performed or provided, as applicable: (i) with the use of reasonable care; (ii) consistent with this Agreement and in substantially the same manner (including as to level, quality and timeliness) as such Services have been provided to the OPC Business by OPC and its Subsidiaries on or prior to the Distribution Date; (iii) in material compliance with applicable laws, rules and regulations; and (iv) with substantially the same priority under comparable circumstances as it provides such services to itself and its Subsidiaries.

(c)                                  Notwithstanding anything to the contrary in this Agreement, neither OPC nor CRC (nor any of their respective Subsidiaries) shall be required to perform Services hereunder or take any actions relating thereto that would conflict with, breach or violate any applicable law, contract, license, sublicense, authorization, certification or permit.

Section 3.2                                   Additional Services.

(a)                                 If CRC reasonably determines that additional transition services (not listed on Annex B) of the type previously provided by OPC and its Subsidiaries to the CRC Business are necessary to conduct the CRC

Business and CRC and its Subsidiaries are not able to provide such services to the CRC Business, then CRC may provide written notice thereof to OPC.  Upon receipt of such notice by OPC, if OPC is willing, in its sole discretion, to provide such additional service during the Term, the Parties will negotiate in good faith an amendment to Annex B setting forth the additional service (each such service an “Additional OPC Service”), the terms and conditions for the provision of such Additional OPC Service and the Fees payable by CRC for such Additional OPC Service, such Fees to be determined on an arm’s-length basis with the intent that they reflect costs.

(b)                                 If OPC reasonably determines that additional transition services (not listed on Annex C) of the type previously provided by CRC and its Subsidiaries to the OPC Business are necessary to conduct the OPC Business and OPC and its Subsidiaries are not able to provide such services to the OPC Business, then OPC may provide written notice thereof to CRC.  Upon receipt of such notice by CRC, if CRC is willing, in its sole discretion, to provide such additional service during the Term, the Parties will negotiate in good faith an amendment to Annex C setting forth the additional service (each such service an “Additional CRC Service”), the terms and conditions for the provision of such Additional CRC Service and the Fees payable by OPC for such Additional CRC Service, such Fees to be determined on an arm’s-length basis with the intent that they reflect costs.

(c)                                  Unless expressly set forth in Annex B or Annex C, any transfer or conversion of data (regardless of the form or the media on which such data is stored) to a format different from the format in which such data existed immediately prior to the Distribution Date will be considered an Additional Service.

Section 3.3                                   Procedure.

(a)                                 Any requests by a Party to the other Party regarding (i) the Services or (ii) any modification or alteration to the provision of the Services must be made by an Authorized Representative (it being understood that the receiving Party shall not be obligated to agree to any modification or alteration requested thereby).  A Party receiving Services shall provide no less than 30 days written notice (unless a shorter time is mutually agreed upon by the Parties) to the other Party of any Services that, prior to the expiration of the Term, are no longer needed from the other Party, in which case this Agreement shall terminate as to such Services, provided that the Party providing such Services must consent to such early termination, such consent not to be unreasonably withheld, conditioned or delayed (a “Partial Termination”).  The Parties shall mutually agree as to the effective date of any Partial Termination.  In the event of any termination prior to the scheduled expiration of the Term or of any Partial Termination hereunder, (A) with respect to any terminated Services in which the Fee for such terminated Services is charged as a flat monthly rate, if termination occurs other than the end of the month, the Fee for that month shall be pro-rated to reflect a partial month, and (B) with respect to any other terminated Services, all amounts due pursuant to the terms hereof with respect to the terminated Services shall be appropriately pro-rated and reduced to reflect such shortened period during which such Services are actually provided hereunder, and each Party shall refund to the other Party an appropriate pro-rated amount for any such Services that have been paid for by such other Party in advance.  Notwithstanding the immediately preceding sentence, to the extent any amounts due or advances made hereunder relate to costs or expenses that have been or will be incurred and that cannot be recovered by the Party providing Services, such amounts due or advances made shall not be pro-rated or reduced and the Party providing such Services shall not be required to refund to the other Party any pro-rated amount for such costs or expenses; and the terminating Party shall reimburse the Party providing such Services for any Third-Party cancellation or similar charges incurred as a result of such early termination.  Notwithstanding anything to the contrary hereunder, each Party may avail itself of the remedies set forth in Sections 3.4(b) and 11.2 without fulfilling the notice requirements of this Section 3.3(a).

(b)                                 In the event of a Partial Termination, this Agreement shall remain in full force and effect with respect to the Services which have not been terminated by the Parties as provided herein.

(c)                                  Each Party acknowledges and agrees that certain of the Services to be provided under this Agreement have been, and will continue to be provided (in accordance with this Agreement) to the OPC Business or the CRC Business, as applicable, by Third Parties designated by the Party responsible for providing such Services hereunder.  To the extent so provided, the Party responsible for providing such Services shall use commercially reasonable efforts to (i) cause such Third Parties to provide such Services under this Agreement and/or (ii) enable the Party seeking the benefit of such Services and its Subsidiaries to avail itself of such Services; provided, if any such Third Party is unable or unwilling to provide any such Services, the Parties agree to use their commercially reasonable efforts to determine the manner, if any, in which such Services can best be provided (it being acknowledged and agreed that any costs or expenses to be incurred in connection with obtaining a Third Party to provide any such Services shall be paid by the Party to which such Services are provided; provided, the Party responsible for providing such Services shall use commercially reasonable efforts to communicate the costs or expenses expected to be incurred in advance of incurring such costs or expenses).

Section 3.4                                   Disclaimer of Warranties: Force Majeure.

(a)                                 Except as expressly set forth in this Agreement: (i) each Party acknowledges and agrees that the other Party makes no warranties of any kind with respect to the Services to be provided hereunder; and (ii) each Party hereby expressly disclaims all warranties, expressed or implied, of any kind with respect to the Services to be provided hereunder, including any warranty of non-infringement, merchantability, fitness for a particular purpose or conformity to any representation or description as to the Services provided hereunder.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT WILL BE PROVIDED AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION OR ANY OTHER WARRANTY WHATSOEVER.

(b)                                 If either Party, any of its Subsidiaries or any Third-Party service provider is prevented from or delayed in complying, either totally or in part, with any of the terms or provisions of this Agreement (each a “Subject Party”) by reason of fire, flood, storm, strike, walkout, lockout or other labor trouble or shortage, delays by unaffiliated suppliers or carriers, shortages of fuel, power, raw materials or components, equipment failure, any law, order, proclamation, regulation, ordinance, demand, seizure or requirement of any Governmental Authority, riot, civil commotion, war, rebellion, act of terrorism, nuclear or other accident, explosion, casualty, pandemic, or act of God, or act, omission or delay in acting by any governmental or military authority or the other Party or any of its Subsidiaries or any other cause, whether or not of a class or kind listed in this sentence, beyond the reasonable control and without the fault of the Subject Party, then upon notice to the other Party, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and, unless otherwise set forth herein to the contrary, the Subject Party shall have no liability to the other Party, its Subsidiaries or any other Person in connection therewith; provided, the Subject Party shall not be excused for any obligation to make payments pursuant to the terms of this Agreement.  Each Party shall use commercially reasonable efforts to promptly remove such disability as soon as possible; provided, nothing in this Section 3.4(b) will be construed to require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the reasonable judgment of the Subject Party, are contrary to its interest.  It is understood that the settlement of a strike, walkout, lockout or other labor dispute will be entirely within the discretion of the Subject Party.  If a Party is unable to provide any of the Services due to a disability described in the first sentence of this Section 3.4(b), each Party shall use commercially reasonable efforts to cooperatively seek a solution that is mutually satisfactory to the Parties.  In addition, upon becoming aware of a disability causing a delay in performance or preventing performance of any obligations of a Party under this Agreement, the Subject Party shall promptly notify the other Party in writing of the existence of such disability and the anticipated duration of the disability.  The Party entitled to the benefit of the Services shall have the right, but not the obligation, to engage subcontractors to perform such obligations for the duration of the period during which such disability delays or prevents the performance of such obligation by the Subject Party, it being agreed that the Fees paid or payable under this Agreement with respect to the Service affected by the disability shall be reduced (or refunded, if applicable) on a dollar-for-dollar basis for all amounts paid by the Party entitled to the benefit of the Services to such subcontractors, provided that the Subject Party shall not be responsible for the amount of fees charged by any such subcontractors to perform such Services to the extent they exceed the Fees for the applicable period of disability.  Notwithstanding anything to the contrary hereunder, each Party shall make the mitigation and resolution of any disability affecting its ability to perform hereunder a high priority and shall use efforts of a type, intensity and duration which, taking into account the type of Services and the significance of such Services to the other Party’s business, represent a reasonably appropriate response to such disability, but in any event no less than commercially reasonable efforts.  In addition and notwithstanding anything hereunder to the contrary, the Parties agree that this Section 3.4(b) shall not be construed so as to excuse a Party from complying with any of its obligations under Article IX.

Section 3.5                                   Transition of Responsibilities.  Each Party agrees to use commercially reasonable efforts to reduce or eliminate its and its Subsidiaries’ dependency on each Service as soon as is reasonably practicable.  Each Party agrees to cooperate with the other Party to facilitate the smooth transition of the Services being provided to such Party by the other Party.

Section 3.6                                   Employee Status.  During the Term of this Agreement:

(a)                                 No employee of a Party shall be deemed an employee of the other Party by reason of such employee’s involvement in providing Services provided hereunder.  The employing Party shall bear the sole responsibility for payment of each such employee’s wages, benefits, all withholding obligations to federal, state and local taxation and insurance authorities and all other costs and expenses associated with such employees.

(b)                                 No workers’ compensation insurance shall be obtained by either Party for the employees of the other Party in connection with the Services provided hereunder.

(c)                                  Each Party shall retain control over the time, manner and method of the employment of its employees.  This retained control shall include the right to review employees’ performance, determine employees’ compensation and benefits, discipline employees and determine whether or not to continue employees’ employment.

(d)                                 This Agreement shall not be construed as an agreement granting employees any employment rights for a specific duration, and shall not constrain a Party’s right to terminate the employment relationship with any of its employees.

(e)                                  Each employee shall be entitled to take vacation and other time off in accordance with the policies of his or her employer, including sick leave and military leave.

ARTICLE IV
COOPERATION

Section 4.1                                   Cooperation.  Each Party shall, and shall cause its Subsidiaries to, use good faith efforts to provide reasonable cooperation to the other Party in all matters relating to the provision and receipt of the Services, including providing information and documentation reasonably requested by the other Party, other than information and documentation protected by attorney-client privilege, sufficient for the other Party to provide the Services and making available, as reasonably requested by the other Party, timely decisions, approvals and acceptances in order that the other Party and its Subsidiaries may perform their respective obligations under this Agreement in a timely manner.

Section 4.2                                   Consents.

(a)                                 Each Party shall, and shall cause its Subsidiaries to, provide reasonable cooperation to obtain all Third-Party consents for any Third-Party software or other Third-Party intellectual property related to the provision of the Services sufficient to enable the Parties to perform the Services in accordance with this Agreement; provided, neither Party shall be obligated under this Agreement to pay any consideration, grant any concession or incur any Liability to any Third Party to obtain any such Third-Party consent.

(b)                                 In the event that any Third-Party consent or any Governmental Approval and consent required for the provision of Services hereunder is not obtained, then, unless and until such Third-Party consent or Governmental Approval and consent is obtained, the Parties shall, to the extent practicable, provide reasonable cooperation to each other in achieving a reasonable alternative arrangement for the Party entitled to the benefit of the Services to continue to process its work and for the Party providing the Services to perform such Services.

ARTICLE V
FEES

Section 5.1                                   Fees.  Each Party shall pay the other Party the Fees for the Services provided by such other Party under this Agreement.  The Fees for the OPC Services are set forth on Annex B and the Fees for the CRC Services are set forth on Annex C.

Section 5.2                                   Taxes.  To the extent required or permitted by applicable law, there shall be added to any Fees due under this Agreement, and each Party agrees to pay to the other, amounts equal to any taxes, however designated or levied, based upon such Fees, or upon this Agreement or the Services provided under the Agreement, or their use, including state and local privilege or excise taxes based on gross revenue and any taxes or amounts in lieu thereof paid or payable by the Party providing Services hereunder.  In the event taxes are not added to an invoice from the Party providing Services hereunder, the Party being provided such Services is responsible to remit to the appropriate tax jurisdiction any additional amounts due including tax, interest and penalty.  The Parties shall cooperate with each other to minimize any of these taxes to the extent reasonable.  If additional amounts are determined to be due on the Services provided hereunder as a result of an audit by a tax jurisdiction, the Party provided the Services hereunder agrees to reimburse the Party who provided the Services for the additional amounts due including tax, interest and penalty.  The Party obligated to make such reimbursement shall have the right to contest the assessment with the tax jurisdiction at its own expense.  The Party providing Services hereunder will be responsible for penalty or interest associated with its failure to remit invoiced taxes.  The Parties further agree that, notwithstanding the foregoing, neither Party shall be required to pay any franchise taxes, taxes based on the net income of the other Party or personal property taxes on property owned or leased by a Party and used by such Party to provide Services.  Notwithstanding anything else in this Agreement to the contrary, the obligations of this Section 5.2 shall remain in effect until the expiration of the relevant statutes of limitation.

ARTICLE VI
INVOICE AND PAYMENT; AUDIT

Section 6.1                                   Invoices and Payment.  Within 20 days following the end of each month during the Term (or within 20 days after receipt of a Third Party supplier’s invoice in the case of Services that are provided by a Third-Party supplier), each Party will submit to the other Party for payment a written statement of amounts due under this Agreement for such month or such Third Party supplier’s invoice, as applicable.  The statement will set forth the Fees, in the aggregate and itemized, based on the descriptions set forth on Annex B or Annex C, as the case may be.  Each statement will specify the nature of any amounts due for any Fees as set forth on Annex B or Annex C and will contain reasonably satisfactory documentation in support of such amounts as specified therein and such other supporting detail as the other Party may reasonably require to validate such amounts due.

Section 6.2                                   Timing of Payment; No Offsets.  Each Party will pay all amounts due by such Party pursuant to this Agreement within 10 days after the date upon which each such statement that is required to be provided hereunder is received by such Party.  Neither Party shall offset any amounts owing to it by the other Party or any of its Subsidiaries against amounts payable by such Party hereunder or any other agreement or arrangement.  All timely payments under this Agreement shall be made without early payment discount.

Section 6.3                                   Non-Payment.  If either Party fails to pay the full amount of any invoice within 30 days after its receipt of the invoice, such failure shall be considered a material default under this Agreement.  The remedies provided to each Party by this Section 6.3 and by Section 11.2 shall be without limitation of any other applicable provisions of this Agreement.  Payments made after the date they are due shall bear interest at a rate per annum equal to the Prime Rate plus 2.0% (compounded monthly).

Section 6.4                                   Payment Disputes.  Either Party may object to any amounts for any Service invoiced to it at any time before, at the time of, or after payment is made, provided such objection is made in writing to the other Party within 150 days following the termination of such Service.  The disputing Party shall timely pay the disputed items in full while resolution of the dispute is pending; provided, the other Party shall pay interest at a rate per annum equal to the Prime Rate plus 2.0% (compounded monthly) on any amounts it is required to return to the disputing Party upon resolution of the dispute.  Payment of any amount shall not constitute approval thereof.  Any dispute under this Section 6.4 shall be resolved in accordance with the provisions set forth in Article IV of the Separation Agreement.

Section 6.5                                   Audit Rights.

(a)                                 Each Party may, at its own cost and expense, audit (or cause an independent Third Party auditor to audit) the books, records and facilities of the other Party to the extent necessary to determine the other Party’s compliance with this Agreement with respect to Fees paid or payable pursuant to this Article VI or the performance of its other obligations set forth in this Agreement.  For any given Service, each Party shall have the right to audit the books, records and facilities of the other Party pertaining to such Service once for each twelve-month period during which payment obligations are due (and at such other times as may be required by applicable law); provided, any such audit shall not be commenced later than 90 days after the termination of such Service.

(b)                                 Any audit shall be conducted during regular business hours and in a manner that complies with the building and security requirements of, and does not unreasonably interfere with the operations of, the Party being audited.  The Party desiring to conduct an audit shall provide notice to the Party to be audited not less than 30 days prior to the commencement of the audit and shall specify the date on which the audit will commence.  If the audit concludes that an overpayment or underpayment has occurred during the audited period, then the Party that conducted the audit may raise an objection pursuant to the provisions of Section 6.4.

ARTICLE VII
INDEPENDENCE; OWNERSHIP OF ASSETS

Section 7.1                                   Independence.  The Parties are independent contractors.  All employees and representatives of a Party and any of its Subsidiaries involved in providing services shall be under the exclusive direction, control and supervision of the Party or its Subsidiaries (or their subcontractors) providing such Services, and not of the Party receiving such Services.  In accordance with Section 3.5, the Party or its Subsidiaries (or their subcontractors) providing the Services will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.  This Agreement is a purely commercial transaction between the Parties and nothing stated in this Agreement shall operate to create any implied or fiduciary duty between the Parties.

Section 7.2                                   Assets.  All procedures, methods, systems, strategies, tools, equipment, facilities and other resources used by a Party, any of its Subsidiaries or any Third-Party service provider in connection with the provision of the Services hereunder shall remain the property of such Party, its Subsidiaries or such service providers and, except as otherwise provided herein, shall at all times be under the sole direction and control of such Party, its Subsidiaries or such Third-Party service provider.

ARTICLE VIII
TECHNOLOGY AND PROPRIETARY RIGHTS

Section 8.1                                   Intellectual Property Ownership.

(a)                                 Except as expressly provided in the Separation Agreement, nothing in this Agreement shall transfer any rights, title or interests in any Intellectual Property invented, created, conceived, or reduced-to-practice before or after the Distribution Date by or on behalf of any member of either Group or otherwise controlled by or licensed to any member of such Group.

(b)                                 Subject to Article IX of this Agreement and Article VII of the Separation Agreement (relating to Exchange of Information; Confidentiality), as between the Parties, all Intellectual Property acquired by or for any member of either Group in connection with providing the Services shall be owned by such member of such Group. However, nothing in this Agreement obligates either Party to assign any licenses or contracts to the other Party.

Section 8.2                                   No Implied Licenses.  Except as expressly specified in this Agreement, nothing in this Agreement will be deemed to grant to any member of either Group, by implication, estoppel or otherwise, license rights, ownership rights or any other Intellectual Property in any technology, work processes or Software owned by any member of the other Group.  However, nothing in this Section 8.2 is intended to alter the terms of any grant of any rights, title or interests in any Intellectual Property from OPC to CRC pursuant to the Separation Agreement or Intellectual Property License Agreement.

ARTICLE IX
CONFIDENTIALITY AND SYSTEM SECURITY

Section 9.1                                   Confidentiality.  Each Party agrees that the specific terms and conditions of this Agreement and any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith are confidential and are subject to the terms of the confidentiality provisions set forth in Section 7.7 of the Separation Agreement.

Section 9.2                                   System Security.

(a)                                 If any Party is given access to the other Party’s computer systems, networks or software (collectively, “Systems”) in connection with the Transition Services, the Party given access (the “Availed Party”) shall comply with all of the other Party’s system security policies, procedures and requirements that have been provided to the Availed Party in advance and in writing (collectively, “Security Regulations”), and shall not tamper with, compromise or circumvent any security or audit measures employed by such other Party.  The Availed Party shall access and use only those Systems of the other Party for which it has been granted the right to access and use.

(b)                                 Each Party shall use commercially reasonable efforts to ensure that only those of its personnel who are specifically authorized to have access to the Systems of the other Party gain such access, and use commercially reasonable efforts to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its personnel of the restrictions set forth in this Agreement and of the Security Regulations.

(c)                                  Each Party shall use commercially reasonable efforts to ensure that its personnel will access the Systems of the other Party only for the purpose of providing the Services and when accessing or using the Systems of the other Party shall not (i) introduce any viruses, worms, Trojan horses or other bugs or errors in the Systems or (ii) open or forward any executable “ready to run” files or other files which may cause damage to such Systems.  Each Party reserves the right to monitor the other Party’s use of the Internet and other activities on its own Systems.

(d)                                 If, at any time, the Availed Party determines that any of its personnel has sought to circumvent, or has circumvented, the Security Regulations, that any unauthorized Availed Party personnel has accessed the Systems, or that any of its personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software of the other Party, the Availed Party shall promptly terminate any such person’s access to the Systems and promptly notify the other Party.  In addition, such other Party shall have the right to deny personnel of the Availed Party access to its Systems upon notice to the Availed Party in the event that the other Party reasonably believes that such personnel have engaged in any of the activities set forth above in this Section 9.2(d) or otherwise pose a legitimate security concern.  The Availed Party shall use commercially reasonable efforts to cooperate with the other Party in investigating any apparent unauthorized access to such other Party’s Systems.

(e)                                  Each Party shall be responsible and liable for all damages or unauthorized access resulting from the actions of its personnel in violation of this Section 9.2.

ARTICLE X
NO PARTNERSHIP OR AGENCY RELATIONSHIP

Section 10.1                            No Partnership or Agency Relationship.  Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the Parties or any of their Subsidiaries.  Neither Party shall have power to control the activities and operations of the other Party or its Subsidiaries, nor to bind or commit the other Party or its Subsidiaries.

ARTICLE XI
TERMINATION

Section 11.1                            General.  Subject to the provisions of Section 11.4, this Agreement shall terminate, and the obligation of each Party to provide all Services shall cease, on the earliest to occur of (i) the date on which the provision of all Services has been terminated by the Parties pursuant to Section 3.3, subject to the terms of Section 3.3, or (ii) the date on which the Term of this Agreement has ended pursuant to Section 2.1 or 11.2.

Section 11.2                            Termination of Entire Agreement.  Subject to the provisions of Section 11.4, a Party shall have the right to terminate this Agreement or effect a Partial Termination effective upon delivery of written notice to the other Party if the other Party: (i) makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage of any state, federal or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of 30 days; or (ii) materially defaults in the performance of any of its covenants or obligations contained in this Agreement (or, in the case of a Partial Termination, with respect to the Services being terminated) and such default is not remedied to the nondefaulting Party’s reasonable satisfaction within 45 days after receipt of written notice by the defaulting Party informing such Party of such default, or if such default is not capable of being cured within 45 days, if the defaulting Party has not promptly begun to cure the default within such 45-day period and thereafter proceeded with all diligence to cure the same.

Section 11.3                            Procedures on Termination.  Following any termination of this Agreement or Partial Termination, each Party will cooperate with the other Party as reasonably necessary to avoid disruption of the ordinary course of the other Party’s and its Subsidiaries’ businesses.  Termination shall not affect any right to payment for Services provided prior to termination.

Section 11.4                            Effect of Termination.  Article V (with respect to Fees and Taxes attributable to periods prior to termination), Sections 6.1, 6.2, 6.4, 6.5 and 11.3, this Section 11.4 and Articles I, VII, IX, XII and XIII shall survive any termination of this Agreement.  For the avoidance of doubt, neither (i) termination of a particular Service hereunder nor (ii) termination of this Agreement with respect to the Services provided under one Annex, but not the other Annex, shall be a termination of this Agreement.

ARTICLE XII
INDEMNIFICATION

Section 12.1                            IN THIS ARTICLE XII, THE PHRASE “REGARDLESS OF FAULT” MEANS WITH RESPECT TO ANY INDEMNITY OR RELEASE PROVISION THAT THE INDEMNITY OR RELEASE IS BEING GIVEN WITHOUT REGARD TO THE FAULT OF THE PARTY BEING RELEASED OR INDEMNIFIED AND THAT THE INDEMNITY OR RELEASE WILL BE ENFORCEABLE EVEN IF THE LIABILITY BEING RELEASED OR INDEMNIFIED AGAINST WAS CAUSED BY THE NEGLIGENCE (OF ANY DEGREE OR CHARACTER), STRICT LIABILITY,  BREACH OF DUTY OR ANY OTHER FAULT ON THE PART OF THE PARTY OR PERSON BEING RELEASED OR INDEMNIFIED.

Section 12.2                            IT IS THE INTENTION OF THE PARTIES THAT THE INDEMNITIES AND RELEASES IN ARTICLE V COMPLY WITH BOTH THE EXPRESS NEGLIGENCE DOCTRINE AND THE CLEAR AND CONSPICUOUS RULE AND THAT WHEREVER “REGARDLESS OF FAULT” APPEARS IN

ARTICLE XII, THE DEFINITION SET OUT IN PARAGRAPH 12.1 IS INCORPORATED AS THOUGH FULLY SET OUT THEREIN.

Section 12.3                            Indemnification by CRC.  CRC shall REGARDLESS OF FAULT indemnify, defend and hold harmless each of the OPC Indemnitees for any Losses incurred by them in connection with or arising out of any: (a) material breach of this Agreement by CRC; (b) CRC’s, its Subsidiaries’, employees’, suppliers’ or contractors’ gross negligence, willful misconduct or bad faith in the provision of the CRC Services by CRC, its Subsidiaries, employees, suppliers or contractors pursuant to this Agreement; (c) any Action that determines that the provision by CRC or its Subsidiaries and/or the receipt by any of the OPC Indemnitees of any CRC Services infringes upon or misappropriates the Intellectual Property of any Third Party, to the extent that any such Losses are determined to have resulted from CRC’s, its Subsidiaries’, employees’, suppliers’ or contractors’ gross negligence, willful misconduct or bad faith; and (d) Third-Party claims arising out of the provision of the OPC Services, except to the extent that such Third-Party claims for Losses are finally determined by a final non-appealable decision of a court having jurisdiction over CRC and OPC or pursuant to Article IV of the Separation Agreement to have arisen out of the material breach of this Agreement, gross negligence willful misconduct or bad faith of OPC, its Subsidiaries, employees, suppliers or contractors in providing the OPC Services.

Section 12.4                            Indemnification by OPC.  OPC shall REGARDLESS OF FAULT indemnify, defend and hold harmless the CRC Indemnitees for any Losses incurred by them in connection with or arising out of: (a) any material breach of this Agreement by OPC; (b) OPC’s, its Subsidiaries’, employees’, suppliers’ or contractors’ gross negligence, willful misconduct or bad faith in the provision of the OPC Services by OPC, its Subsidiaries, employees, suppliers or contractors pursuant to this Agreement; (c) any Action that determines that the provision OPC or its Subsidiaries and/or the receipt by any of the CRC Indemnitees of any OPC Services infringes upon or misappropriates the Intellectual Property of any Third Party, to the extent that any such Losses are determined to have resulted from OPC’s, its Subsidiaries’, employees’, suppliers’ or contractors’ gross negligence, willful misconduct or bad faith; and (d) Third-Party claims arising out of the provision of the CRC Services, except to the extent that such Losses are finally determined by a final non-appealable decision of a court having jurisdiction over OPC and CRC or pursuant to Article IV of the Separation Agreement to have arisen out of the material breach of this Agreement, gross negligence, willful misconduct or bad faith of CRC, its Subsidiaries, employees, suppliers or contractors in providing the CRC Services.

Section 12.5                            Limitations and Liability.

(a)                                 Each Party shall have a duty to mitigate the Losses for which the other is responsible hereunder.  Except for Losses arising out of or related to the gross negligence, willful misconduct or bad faith of the defaulting Party or in respect of Article IX, in no event shall a Party’s (including its Subsidiaries’, employees’, contractors’ or suppliers’) cumulative aggregate liability arising under or in connection with this Agreement (or the provision of Services hereunder) exceed the greater of [$          ] and the total amount of Fees due to such Party pursuant to this Agreement.  IN NO EVENT SHALL EITHER PARTY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL (INCLUDING LOSS OF REVENUES OR PROFITS, LOSS OF DATA, LOSS OF GOODWILL AND LOSS OF CAPITAL, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), EXEMPLARY OR PUNITIVE DAMAGES OR THE LIKE ARISING UNDER ANY LEGAL OR EQUITABLE THEORY OR ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT (OR THE PROVISION OF SERVICES HEREUNDER), ALL OF WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT ANY PARTY TO THIS AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, THE FOREGOING SHALL NOT APPLY TO ANY SUCH DAMAGES OWED TO A THIRD PARTY UNDER A CLAIM MADE BY SUCH THIRD PARTY FOR WHICH AN INDEMNITY IS OWED PURSUANT TO SECTION 12.3 OR 12.4.  THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

(b)                                 Except as may be expressly stated in Part        of Annex B or Part        of Annex C, it is not the intent of either Party to receive from the other Party, or any of its officers, employees, Subsidiaries or representatives, professional opinions, whether with regard to tax, legal, treasury, finance, employment or other business and financial matters, or technical advice, whether with regard to information technology or other matters;

neither Party shall rely on, or construe, any Service provided to it as such professional advice or opinions or technical advice; and each Party shall seek all third-party professional advice and opinions or technical advice as it may desire or need in connection with its business and operations.

Section 12.6                            Indemnification Is Exclusive Remedy.  Except for equitable relief and rights pursuant to Section 5.2, Section 6.3 or Article IX, the indemnification provisions of this Article XII shall be the exclusive remedy for breach of this Agreement.

Section 12.7                            Risk Allocation.  Each Party agrees that the Fees charged under this Agreement reflect the allocation of risk between the Parties, including the disclaimer of warranties in Section 3.4(a) and the limitations on liability in Section 12.5.  Modifying the allocation of risk from what is stated here would affect the Fees that each Party charges, and in consideration of those Fees, each Party agrees to the stated allocation of risk.

Section 12.8                            Indemnification Procedures.  All claims for indemnification pursuant to this Article XII shall be made in accordance with the provisions set forth in Sections 5.4, 5.5 and 5.7 of the Separation Agreement.  Notwithstanding anything to the contrary hereunder, no cause of action, dispute or claim for indemnification may be asserted against either Party or submitted to arbitration or legal proceedings which accrued more than two years after the later of (i) the occurrence of the act or event giving rise to the underlying cause of action, dispute or claim and (ii) the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the Party asserting the cause of action, dispute or claim.

ARTICLE XIII
MISCELLANEOUS

Section 13.1                            Entire Agreement.  Without limiting Section 1.2(m), this Agreement, including the Annexes hereto and the sections of the Separation Agreement referenced herein, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements, negotiations, discussions, understandings and commitments, written or oral, between the Parties with respect to such subject matter.

Section 13.2                            Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION OR RULE THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 13.3                            Amendment.  This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of OPC and CRC.

Section 13.4                            Waiver.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof.  Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to either Party, it is in writing signed by an authorized representative of such Party.  The failure of either Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of either Party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 13.5                            Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 13.6                            Execution in Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties.

Section 13.7                            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of either Party under this Agreement shall not be assignable by such Party without the prior written consent of the other Party.  The successors and permitted assigns hereunder shall include any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

Section 13.8                            Third-Party Beneficiaries.  Except to the extent otherwise provided in Article XII and Section 13.12, the provisions of this Agreement are solely for the benefit of the Parties and their respective Subsidiaries, successors and permitted assigns and shall not confer upon any Third Party any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

Section 13.9                            Notices.  All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered or mailed in accordance with the provisions of Section 10.5 of the Separation Agreement.

Section 13.10                     Performance.  Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party.

Section 13.11                     No Public Announcement.  Neither OPC nor CRC shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that either Party shall be so obligated by law or the rules of any regulatory body, stock exchange or quotation system, in which case the other Party shall be advised and the Parties shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with applicable law, accounting and SEC disclosure obligations or the rules of any stock exchange.

Section 13.12                     Limited Liability.  Notwithstanding any other provision of this Agreement, no individual who is a stockholder, director, employee, officer, agent or representative of CRC or OPC, in such individual’s capacity as such, shall have any liability in respect of or relating to the covenants or obligations of such Party under this Agreement and, to the fullest extent legally permissible, each of CRC and OPC, for itself and its respective stockholders, directors, employees, officers and Subsidiaries, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable law.

Section 13.13                     Dispute Resolution.  The Parties agree that any dispute, controversy or claim between them with respect to the matters covered hereby shall be governed by and resolved in accordance with the procedures set forth in Article IV of the Separation Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their authorized representatives as of the date first above written.

OCCIDENTAL PETROLEUM CORPORATION

By:
Name:
Title:

CALIFORNIA RESOURCES CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT